Exhibit 10.21

SHARE INVESTMENT AGREEMENT

Dated as of August 10, 2011

between

Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

and

Beijing YIYING Angel Education Consulting Co., Ltd.

and

Yitong Chen, President of Beijing YIYING Angel Education Consulting Co., Ltd.

SHARE INVESTMENT AGREEMENT

         This SHARE INVESTMENT AGREEMENT (the “Agreement”), dated as of August 10, 2011, is entered into by and between::

Party A: Beijing Tsingda Century Investment Consultant of Education Co., Ltd. (the “Company”);

Party B: Beijing YIYING Angel Education Consulting Co., Ltd. (“YIYING Angel”) ;

Party C: Yitong Chen, President of YIYING Angel.

The parties hereto agree as follows:

I. Terms and Conditions

         Subject to the terms and conditions set forth in this Agreement, Party A agrees to invest for 70% of the original shares of Party B under the following conditions:

1. Cash. Party A shall pay 2.8 million (US$2,800,000) to Party B and the amount of money shall be managed by Party A.

2. Options. Upon satisfaction of performance guarantee set forth in Article II, Party A agrees to issue two hundred thousand (200,000) shares of stock options to Party C at the exercise price US$5.00 per share upon satisfaction of certain corporate financial targets set forth in Article II of this Agreement. The exercise of stock options shall be separately agreed and not be stated here.

3. Management Team Assurance and Operating Profits

          3.1 Management Team Assurance. Management team refers to the team of Party B, which is now led by Party C. Party A agrees and warrants that the management team continues to operate its existing business under the leadership of Party C until the end of 2014. If the financial results of Party B satisfies the financial performance target set forth in Article II of this Agreement, Party A agrees not to replace the existing “management team” at the end of 2014.

          3.2 Operating Profits Distribution. Upon satisfaction of performance guarantee set forth in Article II and under the premise of Party B’s continued operation, the operating profits of each accounting period shall be distributed in accordance with the resolution of the Board of Directors.

II. Performance Targets Warranties

     After investment, Party A shall assign audit institutions to review the financial situation of Party B. According to the audited financial statements, Party B shall guarantee to achieve the performance targets described as follows:

Net profit after tax in 2012 shall not be less than US$600,000;

Net profit after tax in 2013 shall not be less than US$1,200,000;

Net profit after tax in 2014 shall not be less than US$2,000,000.

III. Closing

     Party A shall pay the amount of money separately to the accounts designated in Article VII under the following conventions:

     1. Within 3 days after the signature date of this Agreement, Party A shall pay US$1,800,000 (or its equivalent in RMB, with the exchange rate determined as 1USD=6.38RMB) to Party B as a deposit.

     2. Within 90 days after the signature date of this Agreement, Party A shall pay the rest US$1,000,000 to Party B.

     Party B shall deliver to Party A the shareholding certificate within a month upon the completion of this investment.

IV. Representations and Warranties

     As of the Signature Date, Party B and Party C hereby represent and warrant to Party A the followings:

     All the information provided by Party B will be true and legitimate. Any loss incurred on Party A due to false information provided by Party B, Party B and Party C shall jointly and severally bear full responsibility for compensation. Upon the request of Party A, Party B shall return Party A all the investment funds and related stock options granted to Party C. Representations and warranties related matters include but are not limited to the following:

     1. Party B and Party C did not violate any applicable law related to its establishment, business operation and property.

     2. Party B has effective franchise, permission, licenses and any other such authorization related to the business Party B is currently engaged in or plans to be engaged in, in case any lack of the above can reasonably cause significant adverse impact. Party B did not violate any such authorization, such as franchise, permission, and license.

     3. No breach of the contract. The business Party B is currently engaged in or plans to be engaged in will not breach the following documents: (a) any term regulated in the organization document of Party B, (b) any term or important provision in the contract Party B as a party or constrained (the “Party B contracts”), or (c) any arbitration, decree, order or law applicable or binding to Party B. Any action, contract or right of Party B has got the permission or did not exceed its authority. The execution, delivery, and performance of this agreement, or the transactions contemplated by this Agreement will not result in the breach of the organization documents of Party B or any term or provision of Party B contracts, no matter with the time going on or with notice in advance (or both), or constitute a default under any equity events related to the asset of Party B (or any obligations of equity events).

     4. Liabilities and contingent liabilities. party A estimated the investment value of Party B according to the information Party B provided before the date of the signature of this agreement (contain the signature day). Both parties consent and agree that all liabilities and contingent liabilities of Party B or Party C, including but not limited to business deposit, tax due to pay, endorsement or guarantee, occurred before the date of signature of this agreement shall be answered by Party B and Party C themselves, and Party A shall not be involved.

     5. Integrity of assets and equity: Party B should remain various current assets and equity situation before the signature of this agreement. The current situation is judged accordance with the data Party B and Party C provided to Party A before the signature of this agreement, and accordance with the record date of the data. There should not be a situation, including but not limited to sell, transfer, mortgage, pledge, endorse, or guarantee. If without notification, the above situations lead to the wrong investment judgment or loss of Party A, Party B and Party C shall bear joint and several full responsibilities for the compensation.

     6. Not competition commitment. Party C guaranties that Party C will not, directly or indirectly, individually or jointly with others or through any other person, engage or participate in any business competitive with the business of the group company, and associate with it or its equity after the execution of this agreement, or within two years Party C resign from Party B. Otherwise, Party A has the right to retrieve the stock options Party A gratis granted to Party C in accordance with the first article in this agreement, and Party C should compensate Party A the equity earnings in accordance with his participation in other business or equity.

V. Financial Management

     To coordinate with the listing process of Party A, Party B agrees that Party B’s chief financial officer should be designate by Party A.

VI. Dispute Resolution and Applicable Law

     This Agreement shall be governed by and construed in accordance with the laws of China. Any controversy, conflict or claim (each called a “dispute”) arising from this Agreement, or any interpretation, violation, termination or validity of this Agreement, shall firstly be resolved through negotiation among parties to the dispute. If the dispute is not resolved in 15 days after notification, any party may notify the other parties to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance to the arbitration rules. The decision shall be final and binding on each party. The winning party may apply to any ordinary court of competent jurisdiction to enforce the award.

VII. Remittance of Investment Funds

The investment funds shall be paid to the designated account as follows:

Account Name

Bank Name

Account Number

[Signature Page]

Party A: Tsingda Century Investment Consultant of Education Co., Ltd

Signature:

Name: Hui Zhang

Title: CEO

Party B: Beijing Baby Angel Consultant of Education Co., Ltd

Signature:

Name: Chen Yitong

Title: President

Party C: Chen Yitong, President of YIYING Angel

Signature:

Name: Chen Yitong

Title: President

Signature Date: August 10, 2011